                                 SCHEDULE 14A

                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]       Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         HARBOR BANKSHARES CORPORATION
               (Name of Registrant as Specified in Its Charter)

              TEODORO J. HERNANDEZ, VICE PRESIDENT AND TREASURER

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies: ___________

(2)  Aggregate number of securities to which transaction applies: ______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     _________________________
(4)  Proposed maximum aggregate value of transaction: __________________

(5)  Total fee paid:  _____________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:  _____________________________

(2)  Form, Schedule or Registration Statement No.: _____________________________

(3)  Filing Party:  _____________________________

(4)  Date Filed:  _____________________________

                         HARBOR BANKSHARES CORPORATION

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS





                       IMPORTANT- YOUR PROXY IS ENCLOSED

YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU CAN DO SO AT ANY TIME PRIOR TO ITS USE.

                         HARBOR BANKSHARES CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 18, 2001

To the Stockholders of Harbor Bankshares Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Harbor Bankshares Corporation (the "Company") will be held at Harbor Inn - Pier 5 Hotel, 711 Eastern Avenue, Baltimore, Maryland 21202, on Wednesday, April 18, 2001, at 12:00 noon, for the following purposes:

          1. To elect five directors of the Company to serve for three-year terms and until their respective successors are elected and have qualified.

          2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 5, 2001 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.



                              BY ORDER OF THE BOARD OF DIRECTORS


Baltimore, Maryland           George F. Vaeth, Jr.
March 16, 2001                Corporate Secretary

                                PROXY STATEMENT

                                 INTRODUCTION

     This proxy statement is furnished on or about March 16, 2001 to stockholders of Harbor Bankshares Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the annual meeting (the "Annual Meeting") of stockholders to be held at Harbor Inn - Pier 5 Hotel, 711 Eastern Avenue, Baltimore, Maryland 21202, on Wednesday, April 18, 2001 at 12:00 noon and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

PROXIES AND VOTING

     The accompanying proxy is solicited by the Board of Directors of the Company. The Board of Directors has selected Joseph Haskins, Jr. and George F. Vaeth, Jr., or either of them, to serve as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the Annual Meeting and vote in person whether or not he or she has previously given a proxy.

     The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail and by directors, officers and employees of the Company and its subsidiary, The Harbor Bank of Maryland (the "Bank"), without additional compensation to them. In some instances solicitation may be made by telephone or telegraph, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to their principals.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2000, is being mailed to the Company's stockholders concurrently with this proxy statement.

     Interested stockholders may obtain, without charge, a copy of the Company's Form 10-KSB, as filed with the Securities and Exchange Commission, upon written request to Teodoro J. Hernandez, Treasurer, Harbor Bankshares Corporation, 25 West Fayette Street, Baltimore, Maryland 21201.

                     OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 5, 2001 will be entitled to vote at the Annual Meeting. As of such date, there were outstanding and entitled to vote 656,455 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, each of which is entitled to one vote at the Annual Meeting. Cumulative voting is not permitted for the election of directors.

                             ELECTION OF DIRECTORS

     The charter and by-laws of the Company provide that the directors shall be classified into three classes as equal in number as possible, with each director serving a three-year term. Currently, the Board of Directors is composed of 15 members with each class consisting of five members. The terms of the Class III directors expire in April 2001.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.

NOMINEES

     Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following five nominees for the office of director of the Company, to serve as directors for three years and until their respective successors have been duly elected and qualified. All such nominees are currently serving as directors. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other persons, if any, as the Board of Directors may recommend.

     The names and ages of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, the number of shares of Common Stock of the Company beneficially owned by them on March 5, 2001, and certain other information are set forth below.

              Directors to be elected at the 2001 Annual Meeting to serve until the 2004 Annual Meeting (Class III)

NAME OF NOMINEE      INFORMATION REGARDING NOMINEE
---------------      -----------------------------

John Paterakis       Mr. Paterakis is 72 years old and has served as a director of the Company since its formation in 1992 and of the Bank since 1982. He is President and Chief Executive Officer of
                     H & S Bakery, Inc. and Northeast Foods, Inc.

                     57,625 shares (8.60%)/(1)(2)/

James Scott, Jr.     Mr. Scott is 43 years old and has served as a director of
                     the Company and the Bank since November 2000. He is a principal of Pennan & Scott P.C., an accounting firm.

                     2,941 shares */(3)(4)/

Edward St. John      Mr. St. John is 62 years old and has served as a director
                     of the Company since its formation in 1992 and of the Bank since 1990. He is President and Chief Executive Officer of
                     M.I.E. Investment Company, a real estate development company.

                     11,080 shares (1.67%)/(5)/

Walter S. Thomas     Pastor Thomas is 50 years old and has served as a director of the Company and the Bank since November 2000. He is the Pastor of New Psalmist Church.

                     50 shares */(6)/

George F. Vaeth, Jr. Mr. Vaeth is 67 years old and has served as a director of the Company since its formation in 1992 and of the Bank since 1981. He has served as Secretary of the Company since its formation and of the Bank since 1982. He is President of George Vaeth Associates, Inc. (architects).

                     21,855 shares (3.26%)/(3)(7)/

CONTINUING DIRECTORS

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated.

          Directors to serve until the 2002 Annual Meeting (Class I)

NAME OF CLASS I DIRECTOR      INFORMATION REGARDING CLASS I DIRECTOR
------------------------      --------------------------------------

James H. DeGraffenreidt, Jr.  Mr. DeGraffenreidt is 47 years old and has served as a director of the Company and of the Bank since 1996. He is President and Chief Operating Officer of Washington Gas Light Company, distributors of natural gas.

                              13,875 shares (2.07%)/(8)/

Joe Louis Gladney             Mr. Gladney is 66 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1982. He is President of Gladney Transportation & Oil Company (heating oil sales and bus transportation).

                              38,618 shares (5.82%)/(9)/

Louis J. Grasmick             Mr. Grasmick is 71 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1982. He is Chief
                              Executive Officer of Grasmick Lumber Company, Inc.

                              23,103 shares (3.45%)/(7)(10)/

Joseph Haskins, Jr.           Mr. Haskins is 53 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1980. He has served as Chief Executive Officer of the Company since its formation in 1992 and Chairman of the Board of the Company and the Bank since 1995. He had served as President of the Bank from 1986 to 2000.

                              76,380 shares (10.94%)/(11)/

John D. Ryder                 Mr. Ryder is 53 years old and has served as a
                              director of the Company and the Bank since January
                              2000. He was President and Chief Operating Officer of Metro Food Markets, a supermarket chain, until 2000. He is currently President of AXS
                              Technologies, a software company.

                              3,000 shares /*/

          Directors to serve until the 2003 Annual Meeting (Class II)

NAME OF CLASS II DIRECTOR     INFORMATION REGARDING CLASS II DIRECTOR
-------------------------     ---------------------------------------

Sachinder Gupta               Mr. Gupta is 56 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1989. He is President of Earth Engineering Sciences, Inc., an engineering company.

                              17,619 shares (2.65%)/(3)(12)/

Nathaniel Higgs               Reverend Higgs is 70 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1981. He is the Pastor of Southern Baptist Church.

                              9,505 shares (1.43%)/(3)(9)(13)/

Delores G. Kelley             Dr. Kelley is 64 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1980. She is a Senator in the Maryland State Senate.

                              20,536 shares (3.06%)/(7)(14)/

Erich March                   Mr. March is 49 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1981. He is Vice
                              President of March Funeral Homes, Inc.

                              29,253 shares (4.36%)/(3)(7)(15)/

Stanley W. Tucker             Mr. Tucker is 53 years old and has served as a
                              director of the Company and of the Bank since
                              1996. He is President of Meridian Management
                              Company, Inc., which is the managing general partner of MMG Ventures L.P. (an investment management company).

                              53,526 shares (8.07%)/(3)(9)(16)/

Beneficial ownership of
Common Stock of all
directors and executive
officers as a group
(21 persons)                  404,397 shares (47.44%)/(17)/

----------------

/*/ Less than 1%.

/(1)/ Includes 32,426 shares owned by three corporations controlled by Mr. Paterakis (J and B Associates Inc., 16,213 shares, H & S Bakery, Inc., 6,080 shares, and Northeast Food Inc., 10,133 shares), and 11,146 shares owned by Paterakis Limited Partnership, LLP.

/(2)/  Includes currently exercisable options to purchase 13,753 shares.

/(3)/  Member of the Audit Committee of the Bank.

/(4)/  Includes 2,891 shares owned jointly with his wife.

/(5)/  Includes currently exercisable options to purchase 5,000 shares.

/(6)/ Does not include 2,941 shares owned by a religious organization over which Pastor Thomas has the power to vote.

/(7)/  Includes currently exercisable options to purchase 14,053 shares.

/(8)/  Includes currently exercisable options to purchase 12,026 shares.

/(9)/  Includes currently exercisable options to purchase 6,815 shares.

/(10)/ Includes 3,796 shares owned jointly by Mr. Grasmick and his son.

/(11)/ Includes currently exercisable options to purchase 41,674 shares.

/(12)/ Includes currently exercisable options to purchase 9,053 shares.

/(13)/ Includes 2,690 shares owned jointly by Reverend Higgs and his wife. Does not include 13,517 shares owned by a religious organization over which Reverend Higgs has the power to vote.

/(14)/ Includes 611 shares owned by Dr. Kelley and her husband.

/(15)/ Includes 15,242 shares owned by a corporation over which Mr. March has the power to vote.

/(16)/ Includes 46,466 shares under the name of MMG Ventures L.P.

/(17)/ Includes exercisable options to purchase 200,135 shares held by all executive officers and directors as a group.


BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held 12 meetings during 2000. With the exception of Messrs. Gladney, Ryder, and St. John who attended 42%, 50% and 66% of the meetings, respectively, each director attended at least 75% of the meetings of the Board of Directors and committees of the Company on which he served.

     The Board of Directors of the Company has not established any standing committees other than the Executive Committee. The Executive Committee, which is currently composed of Messrs. Paterakis (Chairman), Haskins, DeGraffenreidt, Grasmick, March and Vaeth and Dr. Kelley, met 16 times during 2000. The Executive Committee generally has the authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Company, subject to specific directions of the Board of Directors and the limitations of the Maryland General Corporation Law.

     The Audit Committee of the Bank meets with the Company's independent accountants to review whether satisfactory accounting procedures are being followed and whether internal accounting controls are adequate and to inform itself with regard to non-audit services performed by the independent accountants. During 2000, the directors designated by footnote (3) above were members of the Audit Committee, which met four times.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                          SUMMARY COMPENSATION TABLE

     The following table shows compensation paid to the chief executive officer of the Company and the chief operating officer of the Bank for the three-year period ended December 31, 2000. No other executive officer received total annual salary and bonus in excess of $100,000 during such period.

                                                               ANNUAL COMPENSATION
                                                           ----------------------------
                                                                                              ALL OTHER
NAME AND POSITION                                 YEAR        SALARY          BONUS       COMPENSATION /(2)/
-----------------                                 ----        ------          -----       ------------------
Joseph Haskins, Jr............................    2000       $182,324      $56,708/(1)/        $9,197/ (3)/
  Chairman, President and                         1999        173,952           --              6,961
  Chief Executive Officer of the Company          1998        165,375       50,313/(1)/         6,961

Lester W. Johnson.............................    2000         90,914       10,266              2,310
  President and Chief Operating Officer
  of the Bank

----------------
/(1)/ Bonus paid pursuant to the terms of Mr. Haskins' employment agreement.

/(2)/ Represents $2,000 annual contribution to an individual retirement account and the Company's matching contribution to the Bank's 401(k) Profit Sharing Plan.

/(3)/ Includes a $3,694 premium for term life benefit paid by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Company has adopted stock option plans, pursuant to which it has reserved 226,886 shares of its Common Stock for the issuance of options. The following table sets forth information regarding the options granted to the named executive officers during 2000:

                              NUMBER OF           PERCENT OF TOTAL        EXERCISE OR   MARKET PRICE PER
                           SHARES UNDERLYING      OPTIONS GRANTED TO       BASE PRICE     SHARE ON DATE
NAME                        OPTIONS GRANTED    EMPLOYEES IN FISCAL YEAR    PER SHARE        OF GRANT        EXPIRATION DATE
----                        ---------------    -----------------------     ---------        --------        ----------------
Joseph Haskins, Jr...         25,000/(1)/               86.2%                $15.75          $15.75            6/30/2010
Lester W. Johnson....          4,000/(1)/               13.8                  15.24           15.75            8/10/2008

----------------
/(1)/ The options became exercisable on the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END VALUE OF OPTIONS

     The following table sets forth the aggregated option exercises in 2000 and the option values at December 31, 2000, based upon a market value for Company Common Stock of $17.00 per share:

                                         NUMBER OF                      NUMBER OF         VALUE OF UNEXERCISED
                                      SHARES ACQUIRED   VALUE      UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
NAME AND POSITION                       ON EXERCISE    REALIZED  AT FISCAL YEAR-END/(1)/   AT FISCAL YEAR-END
-----------------                       -----------    --------  -----------------------   ------------------
Joseph Haskins, Jr..................         -            -               40,066               $64,892
Lester W. Johnson...................         -            -                5,000                 8,800

----------------
/(1)/ Currently exercisable options.

COMPENSATION OF DIRECTORS


     Directors of the Company receive a fee of $325 for each board meeting attended ($433 if the director is a member of the Company's Executive Committee), but do not receive a fee for attendance at committee meetings.
Total fees paid to directors of the Company during 2000 were $32,320. Directors who are not employed by the Company or the Bank are permitted to elect whether to receive their fees in the form of cash or in the form of options to purchase Common Stock of the Company under the 1995 Director Stock Option Plan which has been approved by the Company's stockholders. The exercise prices of the options will equal the market price of the Common Stock on the date of grant. The Company did not grant any options to its directors in 2000.

MR. HASKINS' EMPLOYMENT AGREEMENT AND RETIREMENT BENEFIT

     Joseph Haskins, Jr. has an employment agreement with the Company and the Bank for a four-year term commencing as of January 1, 2000, which term may be automatically renewed for additional three-year terms unless earlier terminated. The employment agreement provides that Mr. Haskins will serve as Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank at an annual salary of $182,330, subject to annual increases approved by the Company and the Bank. Under the employment agreement, Mr. Haskins may also receive an annual incentive bonus based upon the attainment of goals and objectives set by the Company's Board of Directors. If the minimum level of such goals and objectives is not met, Mr. Haskins will not be entitled to an incentive bonus. If the Company's Board of Directors awards Mr. Haskins an incentive bonus, the amount of the bonus will range from 60% to 100% of Mr. Haskins' then current salary, as determined by the Company Board of Directors. In addition to the benefit programs, plans, and arrangements of the Company and the Bank generally available to their employees and the normal perquisites provided to their senior executive officers, the employment agreement provides that Mr. Haskins will receive long-term disability insurance, life insurance, and an automobile allowance. Further, the Company must maintain a key man life insurance policy on the life of Mr. Haskins in order to provide the funds necessary to buy his shares of Company Common Stock from his estate or his heirs.

     If the Company terminates Mr. Haskins' employment because he becomes disabled, the Company will continue to provide Mr. Haskins with long-term disability insurance and medical and group life insurance until he attains age
65. Upon termination without cause or resignation with good reason (as those terms are used in the employment agreement), Mr. Haskins would be entitled to
(1) severance pay equal to three times his base salary at the time of termination, payable in three equal annual installments, the first of which is due within 30 days of termination, (2) a pro rated bonus based upon the bonus paid in the year prior to termination or resignation, and (3) immediate vesting of his outstanding options. If Mr. Haskins voluntarily resigns without good reason or if the Company terminates his employment for cause, the Company would not have any further obligations to Mr. Haskins under his employment agreement.

     The Company must pay a change of control benefit to Mr. Haskins if either
(1) within 12 months after a change of control of the Company, the Company terminates Mr. Haskins' employment without cause or Mr. Haskins terminates his employment for good reason or (2) within 30 days after the expiration of six months after the change in control, Mr. Haskins' terminates his employment for any reason. The change of control benefit would equal the greater of (1) 2.99 times the average of Mr. Haskins' gross compensation from the Company over the five-year period before the termination or (2) the amount Mr. Haskins would receive if he was terminated without cause, as described in the prior paragraph. Further, in such event, Mr. Haskins would be entitled to the immediate vesting of his options.

     Mr. Haskins may be entitled to receive a retirement benefit under an executive supplemental retirement plan. Mr. Haskins will receive 15 annual payments of the greater of (1) 63% of his final base salary or (2) $200,000, payable at the time of retirement, if he retires at or after age 62. Mr. Haskins will receive 15 annual payments, each payment being equal to 63% of his final base salary, payable at the time of retirement or termination (or in the case of a disability, at the age of 65), if before age 62:

          . Mr. Haskins terminates his employment for good reason or, within 30 days after the expiration of six months after a change of control of the Company, Mr. Haskins terminates his employment with or without good reason; or

          . the Company terminates Mr. Haskins' employment without cause or because of a disability.

     If Mr. Haskins terminates his employment before age 62 without good reason, Mr. Haskins will be entitled to a prorated amount of 63% of his final base salary based upon the number of years he provided service to the Company from the year 2000 until such time as he retires. However, if the Company terminates Mr. Haskins' employment for cause, Mr. Haskins will forfeit his retirement benefit. In the event of Mr. Haskins' death, Mr. Haskins' beneficiaries would be entitled to receive the remainder of the retirement benefit should he die before receipt of the full retirement benefit.

MR. JOHNSON'S SALARY CONTINUATION AGREEMENT

     Lester W. Johnson may be entitled to receive a retirement benefit under his salary continuation agreement with the Bank. Mr. Johnson will receive 15 annual payments of $90,000 payable upon his retirement at age 65. The Bank's Board of Directors may increase the amount of such payments within its discretion. If Mr. Johnson's employment is terminated before he becomes 65 years of age, for reasons other than death, disability, termination for cause or after a change in control of the Bank, Mr. Johnson will be entitled to receive 15 annual payments of an early retirement benefit, the amount of which is based upon a vesting schedule. The early retirement benefit vests in the sixth year after the effective date of Mr. Johnson's salary continuation agreement, and the amount of the annual benefit ranges from $39,331 in the sixth year after the effective date of the agreement to $90,000 in the eleventh year after the effective date of the agreement. The Bank's Board of Directors, within its discretion, may increase the amount of such payments.

     If Mr. Johnson's employment is terminated because of a disability before he becomes 65 years old, Mr. Johnson will be entitled to receive 15 annual payments of a disability benefit, the amount of which is based upon a vesting schedule. The annual benefit ranges from the current amount of $5,321 to $90,000 in the eleventh year after the effective date of the agreement. The Bank's Board of Directors, within its discretion, may increase the amount of such payments. If after a change of control of the Bank Mr. Johnson's employment is terminated, Mr. Johnson will be entitled to a change of control benefit payable in one lump-sum payment. The benefit ranges from the current amount of $46,399 to $784,804 in the eleventh year after the effective date of the agreement. The change of control benefit will not be paid to the extent that any excise tax would occur under the excess parachute rules under the Internal Revenue Code of 1986, as amended.

     If Mr. Johnson's employment is terminated because of his death while employed with the Bank, Mr. Johnson's beneficiaries will be entitled to receive 15 annual payments of the greater of (1) $35,000 or (2) a fixed annuity based on a schedule of accrued amounts that vest during Mr. Johnson's employment with the Bank. The maximum annual amount payable following the eleventh year after the effective date of his agreement is $90,000. If Mr. Johnson dies after the commencement of the payment of another benefit under his salary continuation agreement, Mr. Johnson's beneficiaries would receive the remainder of such benefit. In the event the Bank terminates Mr. Johnson's employment for cause, Mr. Johnson will forfeit all of his benefits under the salary continuation agreement.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS, AND AFFILIATES

     During the past year the Bank has had loan transactions in the ordinary course of its banking business with directors and executive officers of the Bank and with their affiliates. Loans to such persons were made in the ordinary course of business and did not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. All such loans were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliates. The Bank expects to enter into such transactions in the future. As of December 31, 2000, loans to directors and executive officers of the Bank, and their affiliates, including loans guaranteed by such persons and unfunded commitments made in 2000, aggregated $8,898,550 or approximately 86.1% of tangible stockholders' equity of the Bank.

                            PRINCIPAL STOCKHOLDERS

     No persons were known by the Company to own beneficially, directly or indirectly, more than 5% of the Company's Common Stock outstanding on March 5, 2001 except as follows:

NAME OF STOCKHOLDER/(1)/ INFORMATION REGARDING STOCKHOLDER
------------------------ ---------------------------------

Joe Louis Gladney        Beneficially owns 38,618 shares (5.82%), which includes
                         currently exercisable options to purchase 6,815 shares.

Joseph Haskins, Jr.      Beneficially owns 76,380 shares (10.94%), which
                         includes currently exercisable options to purchase
                         41,674 shares.

John Paterakis           Beneficially owns 57,625 shares (8.60%), which includes
                         32,426 shares held by corporations controlled by Mr.
                         Paterakis, 11,146 shares owned by Paterakis Limited
                         Partnership, LLP and currently exercisable options to purchase 13,753 shares.

Stanley W. Tucker        Beneficially owns 53,526 shares (8.07%), which includes
                         46,466 shares under the name of MMG Ventures L.P. and currently exercisable options to purchase 6,815 shares.

________________
/(1)/ The address of these persons is c/o Harbor Bankshares Corporation, 25 West
      Fayette Street, Baltimore, Maryland  21201.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on the Company's review of the copies of the forms received by it, or written representations from certain reporting persons that they were not required to file Form 5, the Company believes that, with regard to the transactions required to have been reported in 2000 or on a Form 5 for the year ended December 31, 2000, all of the directors and executive officers of the Company have made the necessary filings in compliance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Bank is composed of six directors, all of whom are independent in accordance with Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Exhibit A to this proxy statement, and is responsible for overseeing the Company's and the Bank's financial reporting process on behalf of their Boards of Directors.

     Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Stegman & Company, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Stegman & Company the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Stegman & Company's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

     Stegman & Company also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Stegman & Company that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Stegman & Company as the Company's independent auditors for 2001.


                                    Audit Committee

                                    George F. Vaeth, Jr., Chair
                                    Sachinder Gupta
                                    Nathaniel Higgs
                                    Erich March
                                    James Scott, Jr.
                                    Stanley W. Tucker

                        INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

     Management has selected Stegman & Company as independent public accountants to audit the Company's 2001 financial statements. That firm also audited the Company's financial statements for 2000. A representative of Stegman & Company is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she decides, and will respond to appropriate questions.

AUDIT FEES

     Stegman & Company has billed the Company $55,625 for professional services rendered in connection with the audit of the Company's financial statements as of and for the period ended December 31, 2000 and the reviews of the Company's financial statements included in its quarterly reports filed with the Securities and Exchange Commission in the year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES

     Stegman & Company has not provided any professional accounting services to the Company other than the audit and review of the Company's financial statements.

PRIOR ACCOUNTANTS

     Previously, the Company engaged PricewaterhouseCoopers LLP ("PWC") as its independent public accountants. Effective September 8, 1999, PWC resigned as the Company's accountants, and the Company subsequently engaged the firm of Stegman & Company as its new independent public accountants.

     In connection with the audits of the fiscal years ended December 31, 1997 and December 31, 1998 and the subsequent interim period through September 8, 1999, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement and disclosure, or audit scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During fiscal years ended December 31, 1997 and December 31, 1998 and the subsequent interim period, the Company has neither been advised by PWC of any reportable events nor has the Company consulted with PWC regarding any matter required to be disclosed upon the appointment by a registrant of new independent public accountants. The audit reports of PWC on the consolidated financial statements of the Company of and for the fiscal years ended December 31, 1997 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     PWC has furnished the Company with a letter, addressed to the Securities and Exchange Commission, stating that it agrees with the foregoing statements made by the Company. A copy of the PWC letter to the Commission is attached as
Exhibit 16 to the Company's Current Report on Form 8-K filed with the Commission on October 14, 1999. Interested stockholders may obtain a copy of such Current Report, without charge, from Teodoro J. Hernandez, Treasurer, Harbor Bankshares Corporation, 25 West Fayette Street, Baltimore, Maryland 21201.

                                 OTHER MATTERS

     The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interest of the Company. Other than the election of directors, each matter to be submitted to the stockholders requires the affirmative vote of a majority of all the shares voted at the meeting or a majority of all the shares outstanding and entitled to be voted.

                             STOCKHOLDER PROPOSALS

     The Company must receive any stockholder proposal intended to be presented at the 2002 Annual Meeting of Stockholders by November 20, 2001 for inclusion in the Company's proxy statement and proxy relating to that meeting. The Company will be able to use proxies given to it for next year's meeting to vote for or against any such proposal at the Company's discretion unless the proposal is submitted to the Company on or before March 19, 2002.

                                                                       EXHIBIT A

                          THE HARBOR BANK OF MARYLAND

                            AUDIT COMMITTEE CHARTER


I.   ORGANIZATION

     This charter governs the operations of the audit committee of the board of directors of The Harbor Bank of Maryland (the "BANK"). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be comprised of at least two directors appointed by the board of directors. All of the members of the committee shall be independent of management, the Bank and Harbor Bankshares Corporation ("BANKSHARES"). Generally, members of the committee shall be considered independent if they are not officers or employees of Bankshares or the Bank and have no other relationship that may interfere with the exercise of their independence from management, the Bank and Bankshares.

II.  STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the Bank and Bankshares and the quality and integrity of the financial reports of the Bank and Bankshares. In so doing, the committee is responsible for maintaining free and open communication between the committee and independent auditors and the internal auditors and management of the Bank and Bankshares. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Bank and Bankshares and the power to retain outside counsel or other experts for this purpose.

III. MEETINGS

     The committee shall meet at least four times a year and as many additional times as the committee deems necessary. The committee will meet in separate executive sessions with the Cashier, independent auditors and internal auditors at least once each year and at other times when considered appropriate. The committee shall maintain minutes or other records of its meetings and other activities.

IV.  RESPONSIBILITIES AND PROCESSES

     A.  General

     The primary responsibility of the audit committee is to oversee the Bank's and Bankshares' financial reporting process on behalf of the board of directors and report the results

                                     -A-1-
of its activities to the board. Management is responsible for preparing the Bank's and Bankshares' financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     B.  Independence of Auditors

     The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of Bankshares' stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management of the Bank and Bankshares and shall receive from the auditors, at least annually, a formal written statement delineating all relationships between the auditors and the Bank and Bankshares consistent with the Independence Standards Board Standard 1. Annually, the committee shall review and recommend to the board the selection of the Bank's and Bankshares' independent auditors.

     C.  Financial Reporting Process

     The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     D.  Reports Review

     1. The committee shall review the interim financial statements with management and the independent auditors prior to the filing of Bankshares' Quarterly Report on Form 10-QSB (or prior to the press release of results, if possible). Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     2. The committee shall review with management and the independent auditors the financial statements to be included in Bankshares' Annual Report on Form 10-KSB, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                     -A-2-

          3. If deemed appropriate after review and discussion, the committee will recommend to the board that the financial statements be included in Bankshares' Annual Report on Form 10-KSB.

          E.  Proxy Statement Report

          After preparation by management, the committee shall approve the committee report required by the rules of the Securities and Exchange Commission to be included in Bankshares' annual proxy statement. This charter will be included as an appendix to the proxy statement at least once every three years.

                                     -A-3-

                         HARBOR BANKSHARES CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Harbor Bankshares Corporation (the "Company") hereby appoints Joseph Haskins, Jr. and George F. Vaeth, Jr., or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on April 18, 2001, and at any and all adjournments or postponements thereof.

     (1)  Election of directors.

          [_] For all nominees listed below (except as marked to the contrary below).

          [_]  Withhold authority to vote for all nominees listed below.

                Three-year term: John Paterakis, James Scott, Jr., Edward St. John, Walter S. Thomas and George F. Vaeth, Jr.

                (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THE NOMINEE'S NAME.)

     (2) In their discretion on such other matters as may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THE PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

                                 Dated ____________________________, 2001

                                 _____________________________________
                                 Signature

                                 _____________________________________
                                 Signature

(Please sign as name(s) appears on stock certificate. If joint account, both owners must sign. Executors, administrators, trustees or persons signing in a similar capacity should so indicate.)

                                      -2-